UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 4, 2003

GENTRY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-29903	98-0220844

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 107 - 1576 Merklin Street, White Rock, British Columbia, Canada V4B 5K2

Registrant's telephone number, including area code: (604) 536-5687

Item 1.

Changes in Control of Registrant.

On February 4, 2003, Mr. William Whittle entered into a verbal agreement (the "Agreement") to purchase 100% of the outstanding shares of common stock of Gentry Resources, Inc., 2,500,000 shares of common stock (the "Shares") from Dr. Michael Kirsh, who was our sole shareholder. As a result of the Agreement, Mr. Whittle became the sole shareholder of 2,500,000 Shares of our common stock, which is 100% of our outstanding common stock. The consideration paid to Mr. Kirsh for the 2,500,000 common shares was Mr. Whittle's personal check in the amount of $15,000. Mr. Whittle is the direct and beneficial owner of the 2,500,000 Shares of the Company and has full voting power on those Shares.

On March 5, 2003, Dr. Kirsh, the then sole director of the Company, appointed Mr. William Whittle to the Board of Directors. Mr. Kirsh then resigned as Director and President also on March 5, 2003. Mr. Whittle, acting in his capacity as sole director, then appointed himself as President also on March 5, 2003.

Mr. Whittle has worked in the mining industry since 1992 and serves as Director and Vice-President of Big Bear Gold Corporation of Delaware and Director and President of Canadian Mono Mines Inc. of British Columbia, Canada. Mr. Whittle is 52 years old

Item 2.	Acquisition or Disposition of Assets. None

Item 3.	Bankruptcy or Receivership. None

Item 4.	Changes in Registrant's Certifying Accountant. None

Item 5.	Other Events. None

Item 6.	Resignation's of Registrant's Directors. See Item 1. The resigning Director, Dr. Kirsh, did not have any disagreement with us

Item 7.	Financial Statements, Pro Forma Financials & Exhibits. None

Item 8.	Change in Fiscal Year. None

Item 9.	Regulation FD Disclosure. None

Item 10.	Amendments to the Registrant's Code Of Ethics, or Waiver of a Provision of the Code of Ethics. None.

Item 11.	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans. None.

Item. 12.	Results of Operations and Financial Condition. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2003	Gentry Resources, Inc.

/s/ William Whittle (signed)

William Whittle, Director